UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2023

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

(b) Elly Ryu informed Skillz Inc. (the “Company”) that she has decided to step down from her position as Corporate Controller and Global Head of Accounting effective as of September 8, 2023. Ms. Ryu has served in this role since April 3, 2023. Ms. Ryu’s decision to step down was due to personal reasons and not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices. Ms. Ryu has agreed to provide consulting and transition services to the Company for an interim period through the date the Company files its next report on Form 10-Q to provide operational continuity during the transition process. We thank Ms. Ryu for her dedicated service to the Company.

The Company has appointed Jason Roswig, its President and Chief Financial Officer, to the role of Interim Corporate Controller and Global Head of Accounting, and is in the process of searching for a qualified candidate to hire as the new full-time Corporate Controller and Global Head of Accounting.

Item 8.01. Other Events.
(c) On August 31, 2023, in order to more directly incentivize the key employees of the Company’s subsidiary, Aarki, Inc. (“Aarki”), the Company made the determination to allow certain key employees of Aarki to receive equity awards in Aarki, consisting of a combination of option awards and restricted stock awards, which will vest over the next four years. On a fully diluted basis, the awards would represent approximately 20% of the ownership of Aarki. In connection with the grant of awards, the Company is also investing $5,000,000 in the form of Series A Preferred Stock of Aarki to properly allocate working capital to the business. The Company does not intend to grant any future Skillz equity awards to any Aarki employees, and all unvested Skillz equity awards have been surrendered by Aarki employees.

In connection with the foregoing, Aarki is also being designated as an unrestricted subsidiary under the indenture governing the Company’s 10.250% Secured Notes due 2026.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Jason Roswig
	Name:	Jason Roswig
	Title:	President and Chief Financial Officer
Date: August 31, 2023